Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
RIGHTS CERTIFICATES
ISSUED BY
AMREP CORPORATION

Instructions for using this form

This form, or one substantially equivalent hereto, must be used to exercise the non-transferable subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated [•], 2013 (the “Prospectus”) of AMREP Corporation, an Oklahoma corporation (the “Company”) of shares of its Common Stock, par value $.10 per share (the “Common Stock”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the subscription agent listed below (the “Subscription Agent”) prior to 5:00 p.m., New York City time, on June 27, 2013, (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Time. See “The Rights Offering—Method of Exercising Subscription Rights” in the Prospectus.

In the Rights Offering, the Company is offering an aggregate of 1,199,242 shares of its Common Stock (the “Underlying Shares”) pursuant to the Prospectus. Each Right allows the holder thereof to subscribe for 0.200 of a share of Common Stock (the “Basic Subscription Right”) at the cash price of $[•] per whole share (the “Subscription Price”). Fractional shares or cash in lieu of fractional shares will not be issued in the Rights Offering. Fractional shares will be rounded down to the nearest whole number. As an example, if you owned 1,000 shares of Common Stock as of the Record Date, you would receive 1,000 subscription rights pursuant to your Basic Subscription Right that would entitle you to purchase 200 shares of common stock at a subscription price of $[•] per whole share.

In addition, each holder of Rights who exercises his Basic Subscription Right in full will be eligible to subscribe (the “Over-Subscription Privilege”), at the same Subscription Price of $[•] per whole share, for additional shares of Common Stock if any Underlying Shares are not purchased by other holders of Rights under their Basic Subscription Rights as of the Expiration Date (the “Excess Shares”). Each Rights holder may exercise his Over-Subscription Privilege only if he exercised his Basic Subscription Right in full and other holders of Rights do not exercise their Basic Subscription Rights in full. If there is not a sufficient number of Excess Shares to satisfy all requests for subscriptions made under the Over-Subscription Privilege, the Company will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Privileges in proportion to the number of shares of Common Stock owned by such Rights holder on the Record Date, relative to the number of shares of Common Stock owned on the Record Date by all Rights holders exercising their Over-Subscription Privilege. If this pro rata allocation results in any person receiving a greater number of Excess Shares than the person subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such person will be allocated only that number of Excess Shares for which the person over-subscribed, and the remaining Excess Shares will be re-allocated among all other persons exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Excess Shares have been allocated. For the purposes of determining their eligibility for the Over-Subscription Privilege, Rights holders will be deemed to have exercised their Rights under the Basic Subscription Right in full if they subscribe for the maximum number of whole Underlying Shares available under their Basic Subscription Rights. See “The Rights Offering—The Subscription Rights” in the Prospectus.

Payment of the Subscription Price of $[•] per full share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to the Expiration Time even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Method of Exercising Subscription Rights” in the Prospectus.

The address of the Subscription Agent is as follows:

By regular mail:	By registered, certified or express mail, by overnight courier or by personal delivery:
Registrar and Transfer Company Attn: Reorg/Exchange Dept P.O. Box 645 Cranford, New Jersey 07016-0645	Registrar and Transfer Company Attn: Reorg/Exchange Dept 10 Commerce Drive Cranford, New Jersey 07016

If you have any questions, require assistance regarding the method of exercising Rights or require additional copies of relevant documents, please contact our subscription agent for the Rights Offering, Registrar and Transfer Company, by calling (800) 368-5948 toll-free.

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of one or more Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to (i) exercise the Basic Subscription Right to subscribe for _____ share(s) of Common Stock with respect to each of the Rights represented by such Rights Certificate(s) and (ii) exercise the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock are available therefor, for an aggregate of up to _____ share(s) of Common Stock, subject to availability and proration allocation as described in the Prospectus.

The undersigned understands that payment of the Subscription Price of $[•] per full share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege must be received by the Subscription Agent prior to the Expiration Time, and represents that such payment, in the aggregate amount of $_____ either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith, or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfers of funds

☐	Immediate Family Member, Trust or Planning Vehicle

Name of trsnsferor institution:

Date of transfer:

Confirmation number (if available):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

☐	Certified check

Date of check, draft or wire transfer:

Check, draft or wire transfer number:

Bank on which check is drawn or issuer of wire transfer:

Signature(s)	Address
Names
(please type or print) Rights Certificate No(s). (if available)	Area Code and Tel. No.(s)

GUARANTEE OF DELIVERY
(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:_________________________

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.